UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

February 27, 2023

Date of Report (date of earliest event reported)

Valmont Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31429	47-0351813
(Commission File Number)	(I.R.S. Employer Identification No.)

15000 Valmont Plaza	68154
Omaha NE
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	VMI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Clark T. Randt, a member of the board of directors of Valmont Industries, Inc., will retire at the company’s 2023 Annual Meeting of Shareholders in April 2023. The board of directors will then be composed of ten members. In order that each class of directors thereafter will have as nearly as possible the same number of directors as required by Delaware law, Ritu Favre on February 27, 2023 resigned from the director class with terms expiring in 2025 and was appointed by the board of directors to the class of directors with terms expiring in 2023.

Item 8.01.  Other Events.

On February 28, 2023, Valmont Industries issued a press release on a share repurchase program and dividend increase. The press release, attached as an exhibit hereto, is incorporated by this reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Press Release issued February 28, 2023
104	Cover Page Interactive File (the cover page XBRL tags are embedded in the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:	February 28, 2023
		By:	/s/ AVNER M. APPLBAUM
			Name:	Avner M. Applbaum
			Title:	Executive Vice President and Chief Financial Officer